UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2015

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 18, 2015, Hologic, Inc. (Hologic or the Company) issued a press release announcing a private offering (the “Offering”) of $1.0 billion aggregate principal amount of its senior notes due 2022 (the “2022 Notes”). Hologic intends to use the net proceeds of the Offering, plus available cash, to redeem its outstanding 6.25% Senior Notes Due 2020 in the aggregate principal amount of $1.0 billion (the “2020 Notes”).

Hologic will redeem the 2020 Notes on August 1, 2015 (the “Redemption Date”), subject to its completion of the Offering and the receipt of the proceeds thereof (the “Redemption”), for an aggregate redemption price of $1.03125 billion. In addition, Hologic will make a final interest payment in the amount of $31.25 million for interest accrued to August 1, 2015, to holders of record of the 2020 Notes as of July 15, 2015.

A copy of the press release announcing the Offering and the use of proceeds is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Hologic, Inc. on June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	HOLOGIC, INC.

	By:	/s/ Robert W. McMahon
Robert W. McMahon
Chief Financial Officer